Exhibits 5.1 and 23.1

                          [WILLIAMS MULLEN LETTERHEAD]

                                  July 12, 2002


The Board of Directors
LandAmerica Financial Group, Inc.
101 Gateway Centre Parkway, Gateway One
Richmond, Virginia  23235-5153

         Re:      LandAmerica Financial Group, Inc. Executive Voluntary
                  Deferral Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by LandAmerica Financial Group, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, as amended and restated effective April 24, 2002 (the "Plan"), of
(i) unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan (the "Deferred Compensation Obligations") and (ii) shares of the Company's Common Stock, no par value, and associated Preferred Share Purchase Rights payable with respect to certain Deferred Compensation Obligations (the "Shares"). We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Deferred Compensation Obligations and the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that (i) the Deferred Compensation Obligations, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legal, valid and binding obligations of the Company under the laws of the Commonwealth of Virginia and
(ii) the Shares constituting original issue securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                        Very truly yours,

                                        Williams, Mullen, Clark & Dobbins, P.C.

                                        By:     /s/William L. Pitman
                                               --------------------------------
                                               William L. Pitman